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                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-84911) of Fifth Third Bancorp on Form S-4 of our Report of Independent Auditors, dated February 4, 1999, on the consolidated balance sheets of Peoples Bank Corporation of Indianapolis as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, which report is included in the Annual Report on Form 10-K of Peoples Bank Corporation of Indianapolis for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                               /s/ CROWE, CHIZEK AND COMPANY LLP
                                               ---------------------------------

Indianapolis, Indiana

September 13, 1999